UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Tornier held its Annual General Meeting of Shareholders on June 26, 2014. Tornier’s shareholders considered ten voting proposals, each of which is described in more detail in Tornier’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2014. The final results of such shareholder voting on each proposal brought before the meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Voting proposal no. 1—Election of two non-executive directors, each to serve for a term of three years
Election of Alain Tornier as non-executive director	38,783,078	758,537	3,700	3,429,845
Election of Elizabeth H. Weatherman as non-executive director	39,229,373	312,142	3,800	3,429,845
Voting proposal no. 2—Advisory vote on executive compensation	39,360,030	179,472	5,813	3,429,845
Voting proposal no. 3—Ratification of the appointment of Ernst & Young LLP as Tornier’s independent registered public accounting firm for the fiscal year ending December 28, 2014	42,866,758	19,051	89,351	0
Voting proposal no. 4—Appointment of E&Y Accountants LLP as the auditor for Tornier’s Dutch statutory annual accounts for the fiscal year ending December 28, 2014	42,841,225	17,870	116,065	0
Voting proposal no. 5—Adoption of Tornier’s statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended December 29, 2013	42,838,447	4,121	132,592	0
Voting proposal no. 6—Authorization of the preparation of Tornier’s Dutch statutory annual accounts and annual reports of the Board of Directors required by Dutch law in the English language	42,874,555	5,302	95,303	0
Voting proposal no. 7—Release of the members of Tornier’s board of directors from liability with respect to the exercise of their duties during the fiscal year ended December 29, 2013	39,525,910	16,555	2,850	3,429,845

	For	Against	Abstain	Broker Non-Votes
Voting proposal no. 8—Authorization of Tornier’s board of directors to repurchase up to repurchase up to 10% of Tornier’s issued share capital (including depositary receipts issued for shares) until December 26, 2015 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction	39,509,390	7,459	28,466	3,429,845
Voting proposal no. 9—Renewal of the authorization of Tornier’s board of directors to issue ordinary shares or grant rights to subscribe for ordinary shares up to Tornier’s maximum authorized share capital at the time of the issue until June 26, 2019	33,739,107	5,801,458	4,750	3,429,845
Voting proposal no. 10—Renewal of the authorization of Tornier’s board of directors to resolve to exclude or restrict shareholders’ pre-emptive rights under Dutch law with respect to the ordinary shares and rights to subscribe therefor that the board of directors may issue or grant pursuant to the authority in voting proposal no. 9 until June 26, 2019	33,561,838	5,982,727	750	3,429,845

With respect to voting proposal no. 1, each of Mr. Tornier and Ms. Weatherman was elected by Tornier’s shareholders by the required vote. Regarding Tornier’s other directors, (i) each of Sean D. Carney and Richard B. Emmitt will continue to serve as a non-executive director for a term ending at Tornier’s 2015 Annual General Meeting of Shareholders; (ii) David H. Mowry will continue to serve as executive director for a term ending at Tornier’s 2016 Annual General Meeting of Shareholders; and (iii) each of Kevin C. O’Boyle and Richard F. Wallman will continue to serve as a non-executive director for a term ending at Tornier’s 2016 Annual General Meeting of Shareholders.

Each of voting proposal nos. 2, 3, 4, 5, 6, 7, 8, 9 and 10 was approved by Tornier’s shareholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2014	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Chief Legal Officer
and Secretary